UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

ENERGY CONVERSION DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8403	38-1749884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Lapeer Road, Auburn Hills, MI		48326
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 475-0100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD

As previously reported, on February 14, 2012 (the “Petition Date”), Energy Conversion Devices, Inc. (“ECD”) and its wholly owned operating subsidiary United Solar Ovonic LLC (“USO” and together with ECD, the “Debtors”) voluntarily filed petitions for relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan (the “Bankruptcy Court”).

On March 28, 2012, pursuant to Federal Rules of Bankruptcy Procedure 2015, the Debtors filed monthly operating reports for the period February 14, 2012 – February 29, 2012 with the Bankruptcy Court. A copy of the reports is attached hereto as Exhibit 99.1 and 99.2. This current report (including the exhibits hereto or any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Energy Conversion Devices, Inc. Monthly Operating Reports for the period February 14, 2012 – February 29, 2012

99.2	United Solar Ovonic LLC Monthly Operating Reports for the period February 14, 2012 – February 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY CONVERSION DEVICES, INC.

By:	/s/ Jay B. Knoll
	Name:	Jay B. Knoll
	Title:	Executive Vice President and Chief Restructuring Officer

Date: March 30, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Energy Conversion Devices, Inc. Monthly Operating Reports for the period February 14, 2012 – February 29, 2012

99.2	United Solar Ovonic LLC Monthly Operating Reports for the period February 14, 2012 – February 29, 2012

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